investor.arrow.com Fourth Quarter and Full Year 2022 CFO Commentary

2 2 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior-year comparable periods. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to, and not a substitute for, GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported GAAP and non-GAAP information included in this CFO commentary is unaudited and should be read in conjunction with the company’s 2022 Annual Report on Form 10-K to be filed with the Securities and Exchange Commission. Throughout the document there are references to records for various financial results. Unless otherwise noted, a record means the highest financial result compared to all other fourth quarters.

3 3 Fourth-Quarter Summary Arrow delivered record sales, gross profit, operating income and earnings per share on a diluted basis during the fourth quarter. Our dedicated teams helped us deliver strong results in both our global components and global enterprise computing solutions businesses in market conditions that remain challenging. For the global components business, year- over-year demand growth was healthy during the fourth quarter in the Americas and EMEA regions, and was driven by all major verticals. This was partially offset by softer demand in Asia, particularly in China. Global components sales for the fourth quarter were in line with prior expectations. Backlog decreased sequentially, but remained at historically high levels. For the enterprise computing solutions business sales were slightly above prior expectations. Demand remained strong in both the Americas and EMEA regions across most major technology categories. Backlog remained high, and increased sequentially. Returns for consolidated Arrow remain strong. Cash was returned to shareholders through the repurchase of 2.9 million shares for $300 million in the fourth quarter, and the repurchase of 9.3 million shares for $1.0 billion in 2022. At the end of the fourth quarter, the remaining repurchase authorization totaled $329 million. On January 31, 2023, the company's Board approved a $1.0 billion increase to the company's share-repurchase program. $300 million in share repurchases during the fourth quarter.

4 Consolidated sales were $9.32 billion Above the mid-point of the prior expectation of $8.95-$9.55 billion Changes in foreign currencies reduced growth by $357 million on sales and $0.19 on earnings per share on a diluted basis, compared to the year earlier period. Below the prior expectation of a reduction in growth in sales and earnings per share of $420 million and $0.25, respectively 4 Consolidated Overview Fourth Quarter 2022 * $ in millions, except per share data; may reflect rounding. Record fourth-quarter sales, gross profit, operating income and EPS on a diluted basis Consolidated gross profit margin was 12.9% Down 40 basis points year over year due primarily to the normalization of shortage market activities, offset partially by geographic mix Up 10 basis points compared to the third quarter of 2022 due primarily to higher margins in global ECS Operating income margin was 5.6% and non-GAAP operating income margin was 5.7% Interest and other expense, net was $62 million P&L Highlights* Q4 2022 Y/Y CHANGE Y/Y CHANGE IN CONSTANT CURRENCY Q/Q CHANGE Sales 9,323 3% 8% 1% Gross Profit Margin 12.9% -40 bps -30 bps 10 bps Operating Income 523 2% 6% 4% Operating Margin 5.6% -10 bps -10 bps 20 bps Non-GAAP Operating Income 533 2% 6% 4% Non-GAAP Operating Margin 5.7% -10 bps -10 bps 10 bps Net Income 349 (6)% (2)% 2% Diluted EPS 5.66 8% 12% 7% Non-GAAP Net Income 351 (7)% (4)% (1)% Non-GAAP Diluted EPS 5.69 6% 10% 4% Operating expenses as a percentage of sales were 7.3%, down 20 basis points year over year Non-GAAP operating expenses as a percentage of sales were 7.2%, down 20 basis points year over year In line with our prior expectation of $62 million

5 5 Effective tax rate was 24.8%, and non-GAAP effective tax rate was 24.8% Diluted shares outstanding were 62 million Diluted earnings per share were $5.66 Fourth Quarter 2022 Non-GAAP diluted earnings per share were $5.69 Effective tax rate and non-GAAP effective tax rate were in line with the prior expectation and the target long-term range of 23% - 25% Above the prior expectation of $5.44 - $5.64 In line with the prior expectation In line with the prior expectation of $5.60 - $5.80

6 6 Components Global Record quarterly sales and operating income Fourth-quarter sales increased 2.2% year over year. Sales increased 6.1% year over year on a constant currency basis Lead times were relatively stable compared to the prior quarter and remain significantly extended Bookings are below parity in all regions Backlog decreased year over year and compared to the third quarter, but remains at historically high levels Operating margin of 6.5% increased 10 basis points year over year Non-GAAP operating margin of 6.6% increased 10 basis points year over year Return on working capital decreased year over year but remained well above pre-pandemic levels Operating Income ($ in millions) $430 $499 $524 $495 $443$437 $506 $531 $501 $449 GAAP Non-GAAP Q4-'21 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Margins increased in Europe year over year Sales of $6.8 billion were in line with the prior expectation of $6.80-$7.10 billion

7 7 Components Sales ($ in millions) Americas $2,137 $2,341 $2,479 $2,446 $2,327 Q4-'21 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Record fourth-quarter sales Fourth-quarter sales increased 8.9% year over year Growth in sales across most verticals year over year, particularly Industrial, Aerospace & Defense, Transportation and Communication Continued to see normalization in shortage market activities as supply continues to improve. This contributed to the sequential sales decline and is the primary driver for margin compression in the global components business

8 8 Components Sales ($ in millions) Asia $2,949 $2,932 $3,174 $2,919 $2,543 Q4-'21 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Sales declined due to weakening demand in most major verticals year over year Demand will likely remain soft in the near term but our overall backlog in the region remains healthy Gross margins and operating margins decreased year over year

9 9 Components Sales ($ in millions) Europe $1,594 $1,927 $1,808 $1,936 $1,957 Q4-'21 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Record fourth-quarter sales. Strong growth in operating margins year over year Fourth-quarter sales increased 22.8% year over year Fourth-quarter sales increased 37.6% year over year on a constant currency basis Growth in sales across all major verticals year over year

10 10 Enterprise Computing Solutions Global Fourth-quarter sales increased 6.8% year over year Sales increased 12.1% year over year on a constant currency basis Operating income was flat year over year and increased 4% on a constant currency basis Return on working capital remains favorable Operating margin of 6.2% decreased 40 basis points year over year Non-GAAP operating margin of 6.3% decreased 40 basis points year of year Operating Income ($ in millions) Enterprise computing solutions operating margin decreased year over year $155 $86 $84 $84 $155$157 $88 $86 $86 $156 GAAP Non-GAAP Q4-'21 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Hardware supply constraints improved and demand remained strong for most of our key technology categories

11 11 Sales ($ in millions) Americas Enterprise computing solutions Americas sales increased 3.5% year over year $1,357 $1,048 $1,161 $1,234 $1,404 Q4-'21 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Enterprise Computing Solutions Strong demand growth in enterprise software, compute, and security technologies year over year

12 12 Sales ($ in millions) Enterprise Computing Solutions Europe $980 $827 $838 $732 $1,092 Q4-'21 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Record quarterly sales, gross profit and operating income Fourth-quarter sales increased 11.4% year over year Sales increased 24.0% year over year on a constant currency basis Strong demand growth across most technologies year over year

13 Gross margin increased 80 basis points year over year Gross margin increased in both global components and global enterprise computing solutions year over year Consolidated Overview Full Year 2022 13 Record full-year sales, gross profit, operating margins, and earnings per share Consolidated full-year sales increased 7.7% year over year Sales increased 11.5% year over year on a constant currency basis Interest and other expense, net was $186 million Effective tax rate was 23.8% * $ in millions, except per share data; may reflect rounding. Operating margin increased 110 basis points year over year Non-GAAP operating margin increased 100 basis points year over year Operating expense as a percentage of sales decreased 20 basis points year over year Non-GAAP effective tax rate was 23.8% P&L Highlights* 2022 Y/Y CHANGE Y/Y CHANGE IN CONSTANT CURRENCY Sales $37,124 8% 11% Gross Profit Margin 13.0% 80 bps 90 bps Operating Income $2,068 33% 38% Operating Margin 5.6% 110 bps 110 bps Non-GAAP Operating Income $2,117 32% 37% Non-GAAP Operating Margin 5.7% 100 bps 110 bps Net Income $1,427 29% 33% Diluted EPS $21.80 44% 50% Non-GAAP Net Income $1,465 29% 34% Non-GAAP Diluted EPS $22.38 44% 50% Increased $54 million year over year primarily due to higher interest rates and borrowings on credit facilities In line with the long-term target range of 23% to 25%

14 14 Repurchased $300 million of stock in the fourth quarter, bringing total cash returned to shareholders in 2022 to $1 billion. Cash Flow from Operations Cash flow provided by (used for) operating activities was $109 million in the fourth quarter and $(33) million in 2022. Working Capital The company reports return on working capital ("ROWC") and ROWC (non-GAAP) to provide investors an additional method for assessing working capital. The company uses ROWC to measure economic returns to help the company evaluate the effectiveness of investments in the inventories we chose to buy and the business arrangements we have with our customers and suppliers. ROWC was 29.1% in the fourth quarter, down 680 basis points year over year, and was 31.9% in 2022, up 80 basis points from 2021. ROWC (non-GAAP) was 29.7% in the fourth quarter, down 710 basis points year over year, and was 32.7% in 2022, up 50 basis points from 2021. Return on Invested Capital The company reports return on invested capital ("ROIC") and ROIC (non-GAAP) to provide investors an additional method for assessing operating income. Among other uses, the company uses ROIC to measure economic returns relative to our cost of capital in evaluating overall effectiveness of our business strategy. ROIC was 17.4% in the fourth quarter, down 360 basis points year over year, and was 18.4% in 2022, up 200 basis points from 2021. ROIC (non-GAAP) was 17.8% in the fourth quarter, down 370 year over year, and was 18.9% in 2022, up 190 basis points from 2021. Share Buyback We repurchased 2.9 million shares for $300 million in the fourth quarter. Total cash returned to shareholders in 2022 was $1 billion. Debt and Liquidity Net debt totaled $3.6 billion. Total liquidity was $2.3 billion when including cash of $177 million. Cash Flow, Returns, and Liquidity Fourth Quarter 2022

15 15 Outlook: First Quarter 2023 We are expecting the average USD-to-Euro exchange rate for the first quarter of 2023 to be $1.07 to €1 compared to $1.12 to €1 in the first-quarter of 2022. We estimate changes in foreign currencies to reduce year-over-year growth in sales by $182 million and earnings per share on a diluted basis by $0.13 compared to the first quarter of 2022. We estimate changes in foreign currencies to increase quarter-over-quarter growth in sales by approximately $175 million and earnings per share on a diluted basis by $0.11 compared to the fourth quarter of 2022(1). Guidance First-Quarter 2023 Guidance Quarter Closing Dates Beginning and ending dates may impact comparisons to prior periods * Assumes an average tax rate of approximately 23.5% compared to the 23% to 25% long-term target range. Consolidated Sales $8.33 billion to $8.93 billion Global Components $6.55 billion to $6.85 billion Global ECS $1.78 billion to $2.08 billion Diluted Earnings Per Share* $4.24 to $4.44 Non-GAAP Diluted Earnings Per Share* $4.40 to $4.60 Interest and other expense, net $68 million Diluted shares outstanding 59.5 million First Second Third Fourth 2021 Apr. 3 Jul. 3 Oct. 2 Dec. 31 2022 Apr. 2 Jul. 2 Oct. 1 Dec. 31 2023 Apr. 1 Jul. 1 Sep. 30 Dec. 31 On a constant currency basis(1), our first-quarter guidance implies a sequential growth rate range of down 6% to up 2% for global components and down 18% to 30% for global enterprise computing solutions, when compared to the fourth-quarter of 2022. (1) Refer to p.18 of this presentation for first quarter 2022 GAAP to non-GAAP Outlook Reconciliation.

16 Information Relating to Forward-Looking Statements This presentation includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2023, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding customer and market demand and trends, supply chain constraints, business strategy, and shareholder returns. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain, including any potential adverse effects of the ongoing global COVID-19 pandemic; political instability; impacts of military conflict, including the conflict in Ukraine; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global enterprise computing solutions (“ECS”) markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. 16 Risk factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2022 Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected.

17 The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. 17 Certain Non-GAAP Financial Information In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, gross profit, operating income, income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate, net income per share on a diluted basis, return on working capital, and return on invested capital. These non-GAAP measures are adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies" or "on a constant currency basis") by re-translating prior-period results at current-period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, and net gains and losses on investments. Management believes that providing this additional information is useful to the reader to better assess and understand the company's operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, and in conjunction with, and not as a substitute for, data presented in accordance with GAAP. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth below.

18 ($ in billions, except per share data) First-Quarter 2023 GAAP to non-GAAP Outlook Reconciliation 18 NON-GAAP SALES RECONCILIATION Quarter Ended Quarter Ended April 1, 2023 April 2, 2022 % Change April 1, 2023 December 31, 2022 % Change Global components sales, GAAP $6.55 - 6.85 $ 7.20 (9)% - (5)% $6.55 - 6.85 $ 6.83 (4%) - 0% Impact of changes in foreign currencies — (0.13) — 0.13 Global components sales, constant currency $6.55 - 6.85 $ 7.07 (7)% - (3)% $6.55 - 6.85 $ 6.96 (6%) - 2% Global ECS sales, GAAP $1.78 - 2.08 $ 1.88 (5%) - 11% $1.78 - 2.08 $ 2.50 (29)% - (17)% Impact of changes in foreign currencies — (0.05) — 0.05 Global ECS sales, constant currency $1.78 - 2.08 $ 1.83 (3%) - 14% $1.78 - 2.08 $ 2.55 (30)% - (18)% NON-GAAP EARNINGS RECONCILIATION REPORTED GAAP MEASURE INTANGIBLE AMORTIZATION EXPENSE RESTRUCTURING & INTEGRATION CHARGES NON-GAAP MEASURE Net income per diluted share $4.24 to $4.44 $0.10 $0.06 $4.40 to $4.60

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended December 31, 2022

	REPORTED GAAP MEASURE	INTANGIBLE AMORTIZATION EXPENSE	RESTRUCTURING & INTEGRATION CHARGES	OTHER[1]	NON-GAAP MEASURE
Operating income	$ 522,596	$ 8,170	$ 2,714	$ —	$ 533,480
Income before income taxes	470,780	8,170	2,714	(8,356)	473,308
Provision for income taxes	116,719	2,056	472	(2,003)	117,244
Consolidated net income	354,061	6,114	2,242	(6,353)	356,064
Noncontrolling interests	4,659	127	—	—	4,786
Net income attributable to shareholders	$ 349,402	$ 5,987	$ 2,242	$ (6,353)	$ 351,278
Net income per diluted share[2]	$ 5.66	$ 0.10	$ 0.04	$ (0.10)	$ 5.69
Effective tax rate[3]	24.8 %				24.8 %

Three months ended December 31, 2021

	REPORTED GAAP MEASURE	INTANGIBLE AMORTIZATION EXPENSE	RESTRUCTURING & INTEGRATION CHARGES[2]	OTHER[1]	NON-GAAP MEASURE
Operating income	$ 511,932	$ 9,086	$ 3,754	$ —	$ 524,772
Income before income taxes	479,326	9,086	3,754	(2,046)	490,120
Provision for income taxes	107,838	2,337	854	(492)	110,537
Consolidated net income	371,488	6,749	2,900	(1,554)	379,583
Noncontrolling interests	280	143	—	—	423
Net income attributable to shareholders	$ 371,208	$ 6,606	$ 2,900	$ (1,554)	$ 379,160
Net income per diluted share[2]	$ 5.26	$ 0.09	$ 0.04	$ (0.02)	$ 5.37
Effective tax rate[3]	22.5 %				22.6 %

Three months ended October 1, 2022

	REPORTED GAAP MEASURE	INTANGIBLE AMORTIZATION EXPENSE	RESTRUCTURING & INTEGRATION CREDITS	OTHER[1]	NON-GAAP MEASURE
Operating income	$ 502,694	$ 8,674	$ 3,635	$ —	$ 515,003
Income before income taxes	449,106	8,674	3,635	3,480	464,895
Provision for income taxes	105,500	2,219	892	841	109,452
Consolidated net income	343,606	6,455	2,743	2,639	355,443
Noncontrolling interests	1,207	125	—	—	1,332
Net income attributable to shareholders	$ 342,399	$ 6,330	$ 2,743	$ 2,639	$ 354,111
Net income per diluted share[2]	$ 5.27	$ 0.10	$ 0.04	$ 0.04	$ 5.45
Effective tax rate[3]	23.5 %				23.5 %

(1) Other includes (gain) loss on investments, net.

(2) The sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.

(3) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

ARROW

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20 20 Return on Working Capital Reconciliation (1) The year ended balance is an average balance based on the addition of the account balance at the end of the five most recently- ended quarters and dividing by five. ($ in thousands) QUARTER ENDED YEAR ENDED December 31, 2022 December 31, 2021 December 31, 2022 December 31, 2021 Numerator: (unaudited) (unaudited) (unaudited) (unaudited) Consolidated operating income, as reported $ 522,596 $ 511,932 $ 2,068,494 $ 1,556,822 x4 x4 x1 x1 Annualized consolidated operating income $ 2,090,384 $ 2,047,728 $ 2,068,494 $ 1,556,822 Non-GAAP consolidated operating income $ 533,480 $ 524,772 $ 2,116,927 $ 1,609,145 x4 x4 x1 x1 Annualized non-GAAP consolidated operating income $ 2,133,920 $ 2,099,088 $ 2,116,927 $ 1,609,145 Denominator: Accounts receivable, net(1) 12,322,717 11,123,946 11,227,736 9,401,688 Inventories(1) 5,319,369 4,201,965 4,827,278 3,647,146 Less: Accounts payable(1) 10,460,419 9,617,084 9,578,175 8,046,357 Working capital 7,181,667 5,708,827 6,476,839 5,002,477 Return on working capital 29.1% 35.9% 31.9% 31.1 % Return on working capital (non-GAAP) 29.7% 36.8% 32.7% 32.2%

Return on Invested Capital Reconciliation

($ in thousands)

	QUARTER ENDED		YEAR ENDED	
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Numerator:				
Consolidated operating income, as reported	$ 522,596	$ 511,932	$ 2,068,494	$ 1,556,822
Equity in earnings of affiliated companies[1]	2,938	1,323	7,664	3,508
Less: Noncontrolling interests [1]	4,659	280	8,274	2,271
Consolidated operating income, as adjusted	520,875	512,975	2,067,884	1,558,059
Less: Tax effect[2]	130,298	115,472	494,690	354,044
After-tax consolidated operating income, as adjusted	390,577	397,503	1,573,194	1,204,015
	x4	x4	x1	x1
Annualized after-tax consolidated operating income, as adjusted	$ 1,562,308	$ 1,590,012	$ 1,573,194	$ 1,204,015
Non-GAAP consolidated operating income	$ 533,480	$ 524,772	$ 2,116,927	$ 1,609,145
Equity in earnings of affiliated companies[1]	2,938	1,323	7,664	3,508
Less: Noncontrolling interests [1]	4,786	280	8,799	2,271
Non-GAAP consolidated operating income, as adjusted	531,632	525,815	2,115,792	1,610,382
Less: Tax Effect[3]	132,895	118,667	506,497	366,746
After-tax non-GAAP consolidated operating income, as adjusted	398,737	407,148	1,609,295	1,243,636
	x4	x4	x1	x1
Annualized after-tax non-GAAP consolidated operating income, as adjusted	$ 1,594,948	$ 1,628,592	$ 1,609,295	$ 1,243,636
Denominator:				
Average short-term borrowings, including current portion of long-term debt[4]	$ 597,202	$ 368,267	$ 504,094	$ 322,696
Average long-term debt[4]	3,184,995	2,142,102	2,852,348	2,034,077
Average total equity[4]	5,457,020	5,289,237	5,416,410	5,233,267
Less: Average cash and cash equivalents	255,450	219,063	240,296	256,702
Invested capital	$ 8,983,767	$ 7,580,543	$ 8,532,556	$ 7,333,338
Return on invested capital	17.4 %	21.0 %	18.4 %	16.4 %
Return on invested capital (non-GAAP)	17.8 %	21.5 %	18.9 %	17.0 %

ARROW

(1) Operating income, as reported, and non-GAAP operating income is adjusted for noncontrolling interest and equity in losses of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries.

(2) The tax effect is calculated by applying the effective tax rate for the three months and year ended December 31, 2022 and 2021 to consolidated operating income, as adjusted less interest expense.

(3) The tax effect is calculated by applying the non-GAAP effective tax rate for the three months and year ended December 31, 2022 and 2021 to non-GAAP consolidated operating income, as adjusted less interest expense.

(4) The quarter ended average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. The year ended average is based on the addition of the account balance at the end of the five most recently-ended quarters and dividing by five.

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